Exhibit 21

List of Subsidiaries
Acuity Brands, Inc.
As of August 31, 2020

Subsidiary or Affiliate	Principal Location	State or Other Jurisdiction of Incorporation or Organization
A to Z Manufacturing L.L.C.	Tucson, Arizona	Arizona
AB BMS B.V.	Eindhoven, the Netherlands	Netherlands
AB Netherlands Holdings B.V.	Eindhoven, the Netherlands	Netherlands
ABL IP Holding LLC	Atlanta, Georgia	Georgia
Acuity Aviation LLC	Atlanta, Georgia	Georgia
Acuity Brands BMS B.V.	Amsterdam, the Netherlands	Netherlands
Acuity Brands Insurance Ltd.	Hamilton, Bermuda	Bermuda
Acuity Brands Lighting, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Lighting Canada, Inc.	Markham, Ontario	Canada
Acuity Brands Lighting Ltd.	Hong Kong	Hong Kong
Acuity Brands Lighting de Mexico, S. de R.L. de C.V.	Monterrey, Nuevo Leon	Mexico
Acuity Brands Netherlands B.V.	Eindhoven, the Netherlands	Netherlands
Acuity Brands Services, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Technology Services, Inc.	Atlanta, Georgia	Delaware
Acuity Mexico Holdings, LLC	Atlanta, Georgia	Delaware
Acuity Brands Mexico Holdings II LLC	Atlanta, Georgia	Delaware
Acuity Trading Co. Ltd.	Shanghai, China	Shanghai
Amerillum, LLC	Atlanta, Georgia	California
Arizona Electronics Trade Co., Ltd	Tianjin, Peoples Republic of China	Peoples Republic of China
Arizona Trading Company Limited	Hong Kong	Hong Kong
Castlight de Mexico, S.A. de C.V.	Matamoros, Tamaulipas	Mexico
Distech Controls Inc.	Brossard, Quebec, Canada	British Columbia, Canada
Distech Controls Facility Solutions Inc.	Ottawa, Ontario, Canada	Ontario, Canada
Distech Controls Energy Services Inc.	Brossard, Quebec, Canada	Quebec, Canada
Distech Controls SAS	Brindas, France	France
Distech Controls USA Inc.	Atlanta, Georgia	Delaware
Distech Controls Energy Services, Inc.	Atlanta, Georgia	Texas
eldoLAB Holding B.V.	Eindhoven, the Netherlands	Netherlands
eldoLED B.V.	Eindhoven, the Netherlands	Netherlands
EXY Poland sp. z o.o.	Warsaw, Poland	Poland
Holophane S.A. de C.V.	Mexico City, Mexico	Mexico
Holophane Europe Ltd.	Milton Keynes, England	United Kingdom
Holophane Lighting Ltd.	Milton Keynes, England	United Kingdom
HSA Acquisition Company, LLC	Atlanta, Georgia	Ohio
ID Limited	Douglas, Isle of Man	Isle of Man
Luminaire LED, LLC	Atlanta, Georgia	Delaware
Luxfab Limited	Milton Keynes, England	United Kingdom
The Luminaires Group Inc.	Montreal, Quebec, Canada	Quebec, Canada
The Luminaires Group U.S.A., LLC	Atlanta, Georgia	Delaware